                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               CKS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        _

     (2)  Form, Schedule or Registration Statement No.:

        _

     (3)  Filing Party:

        _

     (4)  Date Filed:

        _

                                CKS GROUP, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                               NOVEMBER 27, 1996

TO THE STOCKHOLDERS OF CKS GROUP, INC.:

     NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of CKS Group, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, December 17, 1996, at 10:00 a.m., local time, at the executive offices of the Company located at 10441, Bandley Drive, Cupertino, CA 95014, phone no. (408) 366-5100. The purpose of the meeting shall be to approve an amendment to the Company's 1995 Stock Plan (the "Stock Plan") to increase the number of shares of Common Stock available for grant thereunder by 1,600,000 shares, and to effect certain other changes to the Stock Plan described in the Proxy Statement accompanying this notice.

     Only stockholders of record at the close of business on November 19, 1996 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. You may revoke your proxy at any time before it has been voted, and if you attend the meeting you may vote in person even if you have previously return your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          Carlton H. Baab
                                          Executive Vice President and
                                          Chief Financial Officer

Cupertino, California
November 27, 1996.

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of CKS Group, Inc., a Delaware corporation (the "Company") for use at the Special Meeting of Stockholders (the "Special Meeting") to be held on December 17, 1996 at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Company's executive offices located at 10441 Bandley Drive, Cupertino, California 95014 (phone no. (408) 366-5100).

     These proxy solicitation materials were mailed on or about November 27, 1996 to all stockholders entitled to vote at the meeting.

RECORD DATE AND OUTSTANDING SHARES

     Stockholders of record at the close of business on November 19, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting.

     At the Record Date, 13,160,614 shares of the Company's Common Stock, $0.001 par value, were outstanding and held by approximately 73 stockholders of record. The only persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock as of the Record Date were The Interpublic Group of Companies, Inc., William T. Cleary, Mark D. Kvamme and Thomas K. Suiter.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     The cost of this solicitation will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners in accordance with applicable regulations. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, electronic mail or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Special Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. However, because directors are elected by a plurality vote, abstentions in the election of directors have no import once a quorum exists. In a 1988 Delaware case, Berlin v. Emerald

Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. This Proxy Statement and form of proxy were first sent or given to stockholders on or about November 27, 1996, together with the Notice of Special Meeting of Stockholders.

STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's next Annual Meeting of Stockholders must be received by the Company no later than December 5, 1996 in order to be considered for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL TO
                             AMEND 1995 STOCK PLAN

     The Company's Board of Directors and stockholders have previously adopted and approved the Company's 1995 Stock Plan (the "Stock Plan") and have reserved an aggregate of 1,000,000 shares of the Common Stock of the Company for issuance thereunder. In October 1996, in addition to making certain changes to the Stock Plan designed to take advantage of greater administrative flexibility afforded by new rules adopted by the Securities and Exchange Commission, the Board of Directors approved an amendment (the "Amendment") to the Stock Plan in order to
(1) increase the number of shares reserved for issuance thereunder by 1,600,000 shares to a total of 2,600,000 shares, (2) increase the number of shares that may be subject to options or stock purchase rights granted to any individual in any fiscal year to 300,000 shares of Common Stock and the number of shares subject to options or stock purchase rights granted to an individual upon commencement of service to the Company to 200,000 shares of Common Stock, and
(3) to permit the Company to grant options and stock purchase rights to nonemployee ("outside") directors of the Company. The Board of Directors believes that the increase in the number of shares reserved for issuance under the Stock Plan is necessary due to the fact that options to purchase 915,700 of the 1,000,000 shares originally reserved for issuance under the Stock Plan were already outstanding as of October 31, 1996, and the Board contemplates issuing additional options in the future in order to attract and retain employees. The Board of Directors further believes that the proposed increase in number of shares which may be granted to a recipient in a fiscal year and in connection with commencement of service to the Company is necessary in order to enhance the Company's ability to attract the best available management and creative talent to support the Company's growth strategy. Finally, the Board of Directors has concluded that amending the Stock Plan to allow the Company to grant options and stock purchase rights to outside directors will aid the Company's efforts to recruit highly qualified individuals to serve on the Board of Directors and align their interests with those of the stockholders.

     At the Special Meeting, the stockholders are being asked to ratify and approve the Amendment to the Stock Plan.

PURPOSES OF THE PLAN

     The purposes of the Stock Plan are (i) to attract and retain the best available personnel for positions of substantial responsibility, (ii) to provide additional incentive to employees, consultants and directors of the Company and
(iii) to promote the success of the Company's business.

DESCRIPTION OF PLAN

     The Stock Plan provides for the grant to employees of the Company (including officers and employee directors) of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant of nonstatutory stock options and stock purchase rights ("Rights") to employees, directors (including outside directors) and consultants of the Company. The Stock Plan is administered by the Board of Directors or a Committee of the Board of Directors (the "Administrator"), which selects the grant recipients, determines the number of shares to be subject to each option or Right and determines the exercise price of each option or Right. The exercise price of all incentive stock options granted under the Stock Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of all nonstatutory stock options granted under the Stock Plan shall be determined by the Administrator. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options granted under the Stock Plan may not exceed ten years.

     In the event of certain changes in control of the Company, the Stock Plan requires that each outstanding option be assumed or an equivalent option substituted by the successor corporation; provided, however, that the Administrator may, in lieu of such assumption or substitution, provide for the optionee to have the right to exercise the option or Right as to all or a portion of the stock subject thereto, including shares which would not otherwise be exercisable. Unless terminated sooner, the Stock Plan will terminate ten years from its effective date. The Board has authority to amend or terminate the Stock Plan, provided no such action would impair the rights of the holder of any outstanding options without the written consent of such holder.

CERTAIN GRANT LIMITS

     Under Section 162(m) of the Code, the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated employees of a publicly-held corporation is limited to no more than $1,000,000 per fiscal year. For purposes of Section 162(m), any compensation expense attributable to stock options is subject to this limitation unless, among other things, the plan under which the options are granted includes a limit on the number of shares with respect to which options may be granted to any one employee in a specified period. Such a potential compensation expense deduction could arise, for example, upon the exercise by one of these executives of a nonstatutory option, i.e., an option that is not an incentive stock option qualifying for favorable tax treatment.

     In order to qualify compensation resulting from options granted under the Company's Stock Plan as "performance-based" and thereby to exclude such compensation from the $1,000,000 limit on deductibility, the Stock Plan limits the number of options that may be granted to employees in a fiscal year. The Stock Plan, as proposed to be amended, provides that no employee may be granted, in any fiscal year of the Company, options or stock purchase rights to acquire in the aggregate more than 300,000 shares of Common Stock, provided that an employee may receive an additional grant of an option or right to acquire up to 200,000 in connection with commencement of his or her service to the Company. The foregoing limitation adjusts proportionately in connection with any change in capitalization. The purpose of this provision is solely to preserve the Company's ability to deduct compensation expense related to stock options.

TAX INFORMATION

     Options granted under the Stock Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     If an option granted under the Stock Plan is an incentive stock option, the optionee will recognize no income upon grant of the option and incur no tax liability due to the exercise of the option unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon sale or exchange of the shares at least two years after grant of the option and one year after the exercise of the option any gain will be treated as long-term capital gain. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any such gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time the nonstatutory option is granted. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise process. A different rule for measuring ordinary income upon option exercise may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The income recognized by any optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1995 Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PARTICIPATION IN THE STOCK PLAN

     The grant of options and stock purchase rights under the Stock Plan to employees, including the executive officers and directors of the Company, is subject to the discretion of the Administrator. As of the date of this Proxy Statement, there has been no determination by the Board of Directors or its committee with respect to future awards under the Stock Plan. Accordingly, future awards are not determinable. During the fiscal year ended November 30, 1995 (the "Last Fiscal Year"), no options or stock purchase rights were granted to any executive officer or director of the Company, except that (1) in June, 1995, Alexandre Balkanski, a director of the Company, was granted an option to 20,000 shares of Common Stock pursuant to the Company's 1995 Series B Common Stock Plan (the "Series B Plan") at an exercise price of $0.50 per share, and
(2) in July, 1995, Carlton H. Baab, the Company's Executive Vice President and Chief Financial Officer, was granted an option to purchase 40,000 shares of Common Stock pursuant to the Series B Plan at an exercise price of $1.00 per share. The exercise price of such options equaled the fair market value of the Common Stock on the date of grant, as determined by the Board of Directors. During the Last Fiscal Year, non-executive officer employees were granted options to purchase an aggregate of 675,822 shares of Common Stock pursuant to the Company's Series B Common Stock Plan, at exercise prices ranging from $0.50 to $9.00. No further shares are subject to grants under the 1995 Series B Common Stock Plan.

VOTE REQUIRED; RECOMMENDATION

     Approval of the Amendment of the Stock Plan requires the affirmative vote of a majority of shares of Common Stock voting at the Special Meeting. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT OF THE STOCK PLAN.

EXECUTIVE COMPENSATION

  Summary of Cash and Certain Other Compensation

     The following table sets forth information concerning the compensation received for services rendered to the Company during fiscal 1995 by the Chief Executive Officer of the Company and each person who was an executive officer of the Company during fiscal 1995 and whose total compensation in fiscal 1995 equaled or exceeded $100,000 ("Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION
                                                ----------------------------------
                                                                      OTHER ANNUAL       ALL OTHER
         NAME AND PRINCIPAL POSITIONS            SALARY     BONUS     COMPENSATION      COMPENSATION
----------------------------------------------  --------   --------   ------------      ------------
Mark D. Kvamme................................  $165,000   $116,370      $3,236(1)         $1,268(5)
  Chief Executive Officer
Thomas K. Suiter..............................   165,000     74,517       2,668(2)             --
  President, CKS Partners
William T. Cleary.............................   165,000     54,390       3,216(3)          1,777(5)
  Founder
Carlton H. Baab...............................   137,600     75,774       7,464(4)          2,665(5)
  Chief Financial Officer, Executive
  Vice President and Secretary

---------------

(1) Consisted of $2,750 in automobile allowance and $486 in life insurance premiums paid by the Company.

(2) Consisted of $1,750 in automobile allowance and $918 in life insurance premiums paid by the Company.

(3) Consisted of $1,650 in automobile allowance and $1,566 in life insurance premiums paid by the Company.

(4) Consisted of $7,200 in automobile allowance and $264 in life insurance premiums paid by the Company.

(5) Consisted of forgiveness of interest due on loans payable to the Company.

                 AGGREGATE OPTION EXERCISES IN FISCAL 1995 AND
                             FISCAL YEAR-END VALUES

     No options were exercised during fiscal 1995 by the Named Executive Officers. The following table sets forth the number and value of exercisable and unexercisable options held at November 30, 1995 by Carlton H. Baab, the only Named Executive Officer who held options to purchase shares of the Company's capital stock as of such date.

YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                         OPTIONS AT              OPTIONS AT NOVEMBER 30,
                                                      NOVEMBER 30, 1995                  1995(1)
                                                 ---------------------------   ----------------------------
                     NAME                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-----------------------------------------------  -----------   -------------   ------------   -------------
Carlton H. Baab................................       0            40,000           $0          $ 640,000

---------------

(1) Calculated by determining the difference between the deemed fair market value of the securities on November 30, 1995 underlying the options (based on the initial public offering price of $17.00 per share) and the exercise price.

                          OPTION GRANTS IN FISCAL 1995

     The following table sets forth information as to the option granted to Carlton H. Baab for the year ended November 30, 1995. No other options were granted in 1995 to any Named Executive Officer.

                                                                                             POTENTIAL
                                                                                            REALIZABLE
                                                                                         VALUE AT ASSUMED
                                     NUMBER OF    % OF TOTAL                              ANNUAL RATE OF
                                     SECURITIES    OPTIONS                                     STOCK
                                     UNDERLYING   GRANTED TO                             APPRECIATION FOR
                                      OPTIONS     EMPLOYEES    EXERCISE                   OPTION TERM(3)
                                      GRANTED     IN FISCAL    PRICE PER   EXPIRATION   -------------------
               NAME                    (#)(1)        YEAR      SHARE(2)       DATE        5%          10%
-----------------------------------  ----------   ----------   ---------   ----------   -------     -------
Carlton H. Baab....................    40,000        6.17%       $1.00       07/28/05   $25,156     $63,750

---------------

(1) These options to purchase shares of Series B Common Stock were granted under the 1995 Series B Common Stock Plan and provide for vesting as to 25% of the underlying Common Stock one year after the date of grant then ratably over 36 months thereafter. The Company's Series B Common Stock converted into Common Stock in connection with the Company's initial public offering in December 1995.

(2) Options were granted at an exercise price equal to 100% of the fair market value of the Company's Series B Common Stock on the date of grant, as determined by the Board of Directors.

(3) This column shows the hypothetical gains or option spreads of the option granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full ten-year term of the option. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

BENEFIT PLANS

  1995 Stock Plan

     The 1995 Stock Plan of the Company (the "Stock Plan") provides for the grant of stock options and stock purchase rights to employees, officers, directors and consultants of the Company and its subsidiaries. Under the Stock Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options not intended to qualify as incentive stock options and rights to purchase restricted stock. Incentive stock options may only be granted to employees of the Company and its subsidiaries. All incentive stock options granted under the Stock Plan must be granted by September 2005. As of August 31, 1996, options to purchase 527,250 shares of Common Stock were outstanding under to the Stock Plan and options to purchase 472,750 shares of Common Stock were available for future grant under the Stock Plan. The Stock Plan was approved by the Board of Directors in October 1995 and approved by the stockholders of Company in November 1995. An amendment to the Stock Plan increasing the number of shares of Common Stock available for issuance thereunder by 1,600,000 shares was approved by the Board of Directors in October 1996 and by the Company's stockholders in December 1996.

     The Stock Plan is administered by the Board of Directors or a committee thereof. Subject to the provisions of the Stock Plan, the Board or committee has the authority to select the persons to whom awards are granted and determine the terms of each award, including (i) the number of shares of Common Stock covered by the award, (ii) when the award becomes exercisable, (iii) the exercise price of the award and (iv) the duration of the option (which may not exceed 10 years). Generally options vest over four years and must be exercised within 10 years. All options are non-transferable other than by will or the laws of descent and distribution.

     The Stock Plan provides that, in the event of a merger of the Company with or into another corporation, the sale of more than 50% of the Company's voting stock, a sale of substantially all of the Company's assets or a liquidation or dissolution of the Company ("Transfer of Control"), the acquiring or successor corporation may assume or substitute substantially equivalent awards for the awards outstanding. To the extent awards are not assumed or substituted for, they will vest in full prior to the Transfer of Control. To the extent options are not assumed, substituted for or exercised prior to the Transfer of Control, they will terminate.

  1995 Employee Stock Purchase Plan

     The Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan") provides for the purchase by eligible employees of shares of the Company's Common Stock. The Purchase Plan was adopted by the Board of Directors in October 1995 and approved by the stockholders in November 1995. A total of 300,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. The Purchase Plan, which is intended to qualify under Section 423 of the Code, is administered by the Board of Directors or by a committee appointed by the Board. Employees (including officers and employee directors) of the Company or any subsidiary of the Company designated by the Board for participation in the Purchase Plan are eligible to participate in the Purchase Plan if they are customarily employed for more than 20 hours per week and more than five months per year. The Purchase Plan is implemented during concurrent 24-month offering periods, each of which is divided into four consecutive six month purchase periods, subject to change by the Board of Directors. Offering periods generally begin on January 1 and July 1 of each year. The initial offering period commenced at the time of the Company's initial public offering and will end on November 30, 1997. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 15% of an employee's compensation. Shares are purchased on the last day of each purchase period. The price at which stock may be purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the Company's Common Stock on the first day of the offering period or the last day of the purchase period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company. In addition, participants generally may not purchase stock having a value (measured at the beginning of the offering period) greater than $12,500 in any purchase period, except the first offering period, during which an employee may purchase stock having a value of up to $25,000.

DIRECTORS' COMPENSATION; DIRECTORS' OPTION PLAN

     Directors who are not employees of the Company receive compensation for their services as directors at a rate of $1,000 per year and $2,500 per Board meeting attended. Nonemployee directors are also eligible to participate in the Company's 1995 Directors' Option Plan (the "Directors' Option Plan").

     The Directors' Option Plan was adopted by the Board of Directors in October 1995 was approved by the stockholders of the Company in November 1995. A total of 100,000 shares of Common Stock has been reserved for issuance under the Directors' Option Plan. The Directors' Option Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company. The Directors' Option Plan is designed to work automatically, without administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

     The Directors' Option Plan provides that each nonemployee director shall be granted an option to purchase 20,000 shares of Common Stock (the "First Option") on the date on which the optionee first becomes a director of the Company. Thereafter each nonemployee director will be granted an option to purchase 5,000 shares of Common Stock (a "Subsequent Option") each year following announcement of the Company's operating results for the previous fiscal year.

     The Directors' Option Plan sets neither a maximum nor a minimum number of shares subject to options that may be granted to any one nonemployee director, but does stipulate the number of shares that may be included in any grant and the method of making a grant. No option granted under the Directors' Option Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee. The Directors' Option Plan provides that each Option will become exercisable as to 25% of the shares subject to such Option on each anniversary of the date of grant of such Option. The exercise price of all Options granted under the Directors' Option Plan will be equal to the fair market value of a share of the Company's Common Stock on the date of grant of the Option. Options granted under the Directors' Option Plan have a term of 10 years.

     In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each option would be assumed or an equivalent option substituted by the successor corporation. The Directors' Option Plan will terminate in October 2005. The Board of Directors may amend or terminate the Directors' Option Plan, provided, however, that no such action may adversely affect any outstanding option and provided further that the provisions affecting the grant and terms of options may not be amended more than once during any six-month period. As of October 31, 1996, 35,000 options have been granted under the Directors' Option Plan. Executive officers of the Company are not eligible to participate in the Directors' Option Plan.

  Executive Bonus Program

     Certain officers and employees of the Company are eligible to receive quarterly bonus compensation under an Executive Bonus Program maintained by the Company. Bonus compensation payments under the Executive Bonus Program are based on attainment of sales revenue and profitability targets during the fiscal year to date, and are keyed to each eligible employee's base salary. For most eligible employees, bonus payments are based on performance of both the Company as a whole and the individual employee's operating division. Bonus payments under the Executive Bonus Program totaled approximately $396,000 in the fiscal year ended November 30, 1995 and approximately $312,226 was accrued by the Company under the Executive Bonus Program for the first nine months of fiscal 1996. Payments under the Executive Bonus Program are nondiscretionary, although the Board may approve additional discretionary bonuses under such Program. The Board of Directors approved a total of $152,050 in discretionary bonuses in fiscal 1995. The financial performance targets on which bonus payments are based are set on an annual basis by the Company's Chief Executive Officer and approved by the Compensation Committee of the Board of Directors.

  Employee Bonus Program

     The Board regularly awards bonus compensation payments to full-time employees of the Company under an informal Employee Bonus Program. Such bonus payments have been awarded from time to time since inception of the Employee Bonus Program in 1993. Any bonus payments under the Employee Bonus Program are made at the sole discretion of the Board of Directors, which may discontinue the Program at any time. Total payments under the Employee Bonus Program equaled approximately 15% of the Company's pretax operating income during the 1994 and 1995 fiscal years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors of CKS consists of Messrs. Lamond and Linsky. Mr. Lamond is the father-in-law of Mark D. Kvamme, the Company's Chairman and Chief Executive Officer. Mr. Linsky is a Senior Vice President of IPG.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     As permitted by the Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of the Company provide that the Company is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Company has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of Common Stock of the Company as of October 31, 1996 of (i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group:

                                                                           SHARES OF CKS COMMON
                                                                                  STOCK
                                                                          BENEFICIALLY OWNED(1)
                                                                          ----------------------
                                                                                        PERCENT
                        NAME OF BENEFICIAL OWNER                           NUMBER       OF TOTAL
------------------------------------------------------------------------  ---------     --------
The Interpublic Group of Companies, Inc.(2).............................  2,471,515       18.8%
  1271 Avenue of the Americas
  New York, NY 10020
Jennison Associates Capital Corp........................................  1,302,800        9.9
  466 Lexington Avenue
  New York, NY 10017
Waddell & Reed, Inc.(4).................................................    770,750        5.9
  6300 Lamar
  Shawnee Mission, KS 66201
Mark D. Kvamme(5).......................................................  1,843,293       14.0
  10441 Bandley Drive
  Cupertino, CA 95014
Thomas K. Suiter(6).....................................................  1,468,503       11.2
  10441 Bandley Drive
  Cupertino, CA 95014
William T. Cleary.......................................................  1,006,161       7.64
  10441 Bandley Drive
  Cupertino, CA 95014
Carlton H. Baab(7)......................................................     64,896          *
Pierre R. Lamond(8).....................................................    280,978        2.1
Alexandre Balkanski(9)..................................................      7,500          *
Barry R. Linsky(10).....................................................      2,500          *
Michael B. Slade........................................................         --          *
All Executive Officers and Directors as a Group (7 persons)(7)(9).......  3,667,670       27.8

---------------
 *  Less than 1%.

(1) Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company's knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(2) Includes 259,470 shares held by each of Ammirati & Puris/Lintas, Inc. ("Ammirati") and Scali, McCabe, Sloves, Inc. ("Scali"). Ammirati and Scali are wholly-owned subsidiaries of IPG. Also includes 2,500 shares held by each of Mr. Barry R. Linsky, who is a director of the Company and an officer of IPG, and Mr. Richard Villante, who is an officer of IPG.

(3) Based on information provided by Jennison Associates Capital Corp.

(4) Based on information provided by Waddell & Reed, Inc.

(5) Includes 158,888 shares held by trusts for the benefit of Mr. Kvamme's children.

(6) Includes 200,000 shares held by trusts for the benefit of Mr. Suiter's children.

(7) Includes options to purchase 14,167 shares exercisable within 60 days of October 31, 1996.

(8) Includes 275,478 shares held by the Pierre R. and Christine E. Lamond Trust dated 11/22/85. Also includes 5,500 shares held by David Lamond, Pierre R. Lamond's son, as to which Pierre R. Lamond disclaims beneficial ownership.

(9) Represents options to purchase 7,500 shares exercisable within 60 days of October 31, 1996.

(10) Does not include 2,466,515 shares held by IPG, of which Mr. Linsky is Senior Vice President, Planning and Business Development.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: November 27, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 CKS GROUP, INC.
                      1996 SPECIAL MEETING OF STOCKHOLDERS
                                NOVEMBER 27, 1996

         The undersigned stockholder of CKS GROUP, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated November 27, and hereby appoints Mark D. Kvamme and Carlton H. Baab, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Special Meeting of Stockholders of CKS GROUP, INC. to be held on December 17, 1996 at 10:00 a.m. local time, at the Company's offices at 10441 Bandley Drive, Cupertino, California 95014 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matter set forth below:

                  TO AMEND THE COMPANY'S 1995 STOCK PLAN AND INCREASE THE NUMBER OF SHARES RESERVED FOR GRANT THEREUNDER:

                  / /   FOR     / /   AGAINST     / /     ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE AMENDMENT PROPOSAL SET FORTH ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                                             Dated: __________________, 1996

                                             _______________________________
                                                        Signature

                                             _______________________________
                                                        Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)